SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report

May 12, 2003,

(Date of earliest event reported)

SHURGARD STORAGE CENTERS, INC.

(Exact name of registrant as specified in its charter)

1155 Valley Street
Suite 400
Seattle, Washington 98109-4426

(Address of principal executive offices, including zip code)

(206) 624-8100

(Registrant's telephone number, including area code)

Item 9. Regulation FD Disclosure

On May 8, 2003, the Company issued a press release announcing its results for the quarter ended March 31, 2003. The Company is attaching the press release as Exhibit 99.1 to this Current Report on Form 8-K. The information contained in this report on Form 8-K is being furnished pursuant to Item 12 under Item 9 of Form 8-K as directed by the U.S. Securities and Exchange Commission in Release No. 34-47583. The information included pursuant to this Item 9 (including the exhibits) shall not be deemed to be incorporated by reference into any filing made by the Company pursuant to the Securities Act of 1933, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.